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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on the financial statements of Globex Energy, Inc. dated August 21, 2001, and to all references to our Firm included in or made a part of this registration statement.


                                       /s/ ARTHUR ANDERSEN LLP

                                       ARTHUR ANDERSEN LLP


Houston, Texas
December 6, 2001